UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2015
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 23, 2015, Taylor Devices, Inc. held its Annual Meeting of Shareholders.   The shareholders of Taylor Devices, Inc. common stock elected Richard G. Hill and John Burgess as Class 2 directors, to serve a three-year term expiring in 2018.

                1,424,329 votes were cast for Mr. Hill and 304,405 votes were withheld.   Broker non-votes were 978,802.

                1,440,268 votes were cast for Mr. Burgess and 288,466 votes were withheld.   Broker non-votes were 978,802.

The second matter voted upon at the meeting was the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2016.

                2,681,559 votes were cast for Lumsden & McCormick, LLP, 11,891 votes were cast against and 14,086 votes abstained.

The third matter voted upon at the meeting was the adoption of the 2015 Taylor Devices, Inc. Stock Option Plan (the "Plan").

                1,396,979 votes were cast for the adoption of the Plan, 317,261 votes were cast against and 14,494 votes abstained.  Broker non-votes were 978,802.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	TAYLOR DEVICES, INC.
(registrant)

s/ Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer